As filed with the Securities and Exchange Commission on May 22, 2023.
File No. 333-239924
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PEAKSTONE REALTY TRUST
(Exact name of registrant as specified in its charter)

_______________
Maryland
(State or other jurisdiction of incorporation or organization)
_______________
46-4654479
(I.R.S. Employer Identification Number)
_______________
1520 E. Grand Avenue
El Segundo, California 90245
(310) 606-3200
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
_______________
Michael J. Escalante
Chief Executive Officer
Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245
(310) 606-3200
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________
Copies to:
Julian T.H. Kleindorfer, Esq.
Lewis W. Kneib, Esq.
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
(213) 485-1234

Approximate date of commencement of proposed sale to public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a “large accelerated filer,” an “accelerated filer,” a “non-accelerated filer,” a “smaller reporting company,” or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES
Peakstone Realty Trust (the “Registrant”) is filing this post-effective amendment (the “Post-Effective Amendment”) to amend the Registration Statement on Form S-3 (File No. 333-239924), which was filed with the Securities and Exchange Commission on July 17, 2020 (the “Registration Statement”), relating to Registrant’s common shares, par value $0.001 per share (“Common Shares”), that were issuable under the Registrant’s Distribution Reinvestment Plan (the “DRP”). The Registrant terminated the DRP effective May 15, 2023.
Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant is filing this Post-Effective Amendment to deregister all of the Common Shares registered for sale that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Registrant hereby amends the Registration Statement to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 22, 2023.

PEAKSTONE REALTY TRUST

By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer
No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.